UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Diversified Restaurant Holdings, Inc. (the “Company”) will hold its Annual Meeting on Thursday, May 18, 2017 (the “Annual Meeting”), as scheduled by the Company previously and reported in the Company’s Proxy Statement, filed with the U.S. Securities and Exchange Commission on April 7, 2017 (the “Proxy Statement”). During the Annual Meeting, the stockholders will be asked to consider and vote upon Proposal No. 1 -- Election of Directors, Proposal No. 3 -- Appointment of Independent Auditor, and Proposal No. 4 -- Advisory Vote on Executive Compensation, each as detailed in the Proxy Statement. The Board of Directors announced today that the Company intends to adjourn the Annual Meeting with respect to Proposal No. 2 (Approval of the Company’s Stock Incentive Plan of 2017) (the “Second Proposal”). The Company will provide stockholders with a supplement to the Proxy Statement that will provide additional information regarding the Stock Incentive Plan and the Second Proposal in advance of the adjourned meeting. The date of the adjourned meeting will be announced in the supplement to the Proxy Statement, and is expected to be within 60 days of the Annual Meeting.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: May 17, 2017	By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)